SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2002

DIME COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None

(Former name or former address, if changed since last report)

Items 1 through 4, 6, 8 and 9. Not Applicable.

Item 5. Other Events.

On March 21, 2002, the Board of Directors of Dime Community Bancshares, Inc. (the "Company") declared a 3-for-2 stock split in the form of a 50% stock dividend on its issued common stock, par value $0.01 per share (the "Common Stock"). Shareholders of record as of the close of business on April 1, 2002, will receive one share of Common Stock for every two shares they own on that date. The new shares will be distributed on April 24, 2002. A copy of the news release announcing such action is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

No financial statements are required to be filed as part of this report. The following exhibits are filed as part of this report.

Exhibit No. Description

      Press Release dated March 21, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON

By: ___________________________________________

Kenneth J. Mahon

Executive Vice President and Chief Financial Officer

Dated: March 21, 2001

EXHIBIT INDEX

Exhibit Description
    Press release dated March 21, 2002

EXHIBIT 99.1

NEWS RELEASE

Contact: Kenneth J. Mahon - Exec. VP and Chief Financial Officer

718-782-6200 extension 265

Stephanie Prince/Ian Hirsch -Morgen-Walke Associates

Press: Jennifer Linker - 212-850-5600

DIME COMMUNITY ANNOUNCES 50 PERCENT STOCK DIVIDEND

*Second Such Stock Dividend to Be Paid in Fiscal 2002

Brooklyn, NY - March 21, 2002 - Dime Community Bancshares, Inc. (NASDAQ: DCOM), the parent company of The Dime Savings Bank of Williamsburgh, today announced that its Board of Directors has declared a 50 percent stock dividend on its common stock having the effect of a three-for-two stock split.

Stockholders of record on April 1, 2002 will be entitled to one additional share of common stock for every two shares of the Company's common stock held on that date. Cash paid in lieu of fractional shares will be based on the closing price of the Company's common stock on the record date, as adjusted for the split.

"Our culture of paying dividends is a strong indication of our overall health and reflects our optimism regarding the outlook for the Company's performance," commented Vincent F. Palagiano, Chairman and Chief Executive Officer. "We believe that a second stock dividend within the fiscal year ending June 30, 2002 further displays our confidence in the prospects for the Company's growth and results."

The payment date for the stock dividend will be April 24, 2002, at which time certificates for the new shares will be mailed to stockholders by the Company's transfer agent, Mellon Investor Services.

The Company had approximately 17,260,000 shares of its common stock outstanding as of February 28, 2002. As a result of the stock dividend, the Company will have approximately 25,890,000 shares of common stock outstanding.

The Company paid a similar 50% stock dividend on its common stock in August 2001.

About Dime Community Bancshares

Dime Community Bancshares, Inc., a unitary thrift holding company, is the parent company of The Dime Savings Bank of Williamsburgh, Brooklyn, New York, founded in 1864. With $2.8 billion in assets, the Bank has nineteen branches located throughout Brooklyn, Queens, the Bronx and Nassau County, New York and provides financial services for consumers and businesses and loans for multi-family housing. More information on the Company and Bank can be found on the Bank's Internet website at www.dsbwdirect.com.

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